Exhibit 10.1
PURCHASE & SALE AGREEMENT
OF SEA WRANGLER
     This purchase and sale agreement (“Agreement”) is made effective as of January 31, 2006 (the “Effective Date”), by and between Louisiana Pipelaying I, L.L.C. (“Seller”) and Horizon Vessels, Inc. (“Buyer”).
     WHEREAS, Seller has agreed to sell, and Buyer has agreed to buy, that certain marine construction vessel, SEA WRANGLER, Vanuatu Official No. 1480, registered in the Republic of Vanuatu, including engines, tackle, apparel, appurtenances, equipment, cranes, winches, reels, machinery, spares, consumables, fuels, lube, cordage, hoses, stores tools and all other items identified to or belonging to it whether on board or not, wherever located together with its modular lay system and other equipment currently onshore, all of which is identified more particularly on Exhibit “A” hereto (collectively, “Vessel”), on the terms and conditions set forth herein below.
     NOW THEREFORE, the parties agree as follows:
     1. Purchase Price and Payment
     The purchase price for the Vessel is $23,000,000.00. A deposit of $2,000,000.00 (forfeitable by Borrower as provided in Section 2 of this Agreement) shall be paid upon execution of this Agreement. An additional $10,000,000.00 shall be paid in cash at closing with the balance of $11,000,000.00 to be financed by General Electric Capital Corporation (“G.E. Capital”) at an interest rate of LIBOR plus 350 basis points, pursuant to a loan agreement and collateral security documents containing customary terms and conditions satisfactory to G.E. Capital and substantially similar to those terms and conditions set forth in the Term Sheet attached as Exhibit “B” hereto. This debt shall be fully amortized over three years and paid in quarterly installments of $916,666.66 plus accrued interest. There shall be no penalty on Buyer in the event it elects to prepay this indebtedness.
     2. Non-Refundable Deposit
     Upon the execution of this Agreement by both parties, Buyer shall pay to Seller by wire transfer a non-refundable deposit in the sum of $2,000,000.00 (“Deposit”) to Seller’s account at Banker’s Trust / Deustche Bank; ABA # 021-001-033; Acct: CIF LIQ Acct; Acct # 50-270-797; Ref: Louisiana Pipelaying / B. Mayberry. Said Deposit shall be applied against the Purchase Price at closing. If Buyer terminates this Agreement for any reason with the sole exceptions of (i) Seller’s inability to deliver clear and unencumbered title to the Vessel; or (ii) G.E. Capital does not offer to provide the financing for the Vessel on the terms set forth in Section 1 above, Buyer shall forfeit the Deposit to Seller as liquidated damages, and Buyer and Seller shall be relieved of any further obligations under this Agreement.
     3. Closing Date

The closing shall take place in New Orleans, Louisiana at a date and location to be mutually agreed upon by the parties, on or before the 14th calendar day after the Effective Date (“Closing Date”). If the parties fail to agree on a Closing Date and location, the closing shall take place on February 27, 2006 at Seller’s counsel’s office, King, LeBlanc & Bland, P.L.L.C., 201 St. Charles Avenue, 45th Floor, New Orleans, Louisiana 70170 at 10:00 A.M. (CST) on February 27, 2006.
     4. Delivery
     The Vessel shall be delivered to Buyer at its present location in Mobile, Alabama or, if mutually agreed, at an alternate offshore location to be designated by the parties and the modular lay system and any other equipment stored onshore at their present locations. Buyer shall be responsible for picking up this equipment at its own expense and shall pay all storage costs accruing after the Closing Date. Upon Closing, the Vessel shall be delivered to Buyer and all risk of loss or damage to the Vessel shall immediately transfer to Buyer. Seller shall execute and deliver to Buyer an original bill of sale for the Vessel together with a copy of a Republic of Vanuatu Certificate of Ownership and Encumbrances evidencing Seller’s ownership of the Vessel and that the Vessel is free and clear of liens and encumbrances.
     5. Title and Encumbrances
     Seller warrants that it is the owner of the Vessel and that the Vessel, at the time of delivery, shall be free and clear of all encumbrances and maritime liens or any other debts whatsoever.
     6. Taxes
Any taxes imposed by any country, state or local authority on the sale of the Vessel shall be borne by Buyer.
     7. Disclaimer of Warranties and Release of Claims
a)	EXCEPT FOR SELLER’S WARRANTY OF CLEAR AND UNENCUMBERED TITLE TO THE VESSEL, SELLER MAKES NO WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE VESSEL. THE SALE WILL BE “AS IS, WHERE IS,” AND “WITH ALL FAULTS,” AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE DESIGN, CONDITION, MERCHANTABILITY OR SEAWORTHINESS OF, OR AS TO THE FITNESS OF THE VESSEL FOR ANY PARTICULAR PURPOSE OR ANY PARTICULAR TRADE. BUYER SPECIFICALLY WAIVES ANY IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS OR SEAWORTHINESS OF THE VESSEL. BUYER FOREVER WAIVES AND DISCHARGES SELLER FROM ANY CLAIM, LIABILITY, LOSS, EXPENSE OR CAUSE OF

ACTION RELATING TO THE CONDITION OR ANY DEFICIENCY OR DEFECT OF THE VESSEL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS (WHETHER BASED IN IMPLIED WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER THEORY OF RECOVERY) ARISING UNDER FEDERAL MARITIME LAW OR UNDER ANY LAWS OF ANY STATE (INCLUDING ANY CLAIMS UNDER LOUISIANA’S LAW OF REDHIBITION), THE UNITED STATES OF AMERICA OR THE REPUBLIC OF VANUATU. BUYER MAY NOT RELY UPON ANY ORAL OR WRITTEN REPRESENTATIONS, EXCEPT SUCH WRITTEN REPRESENTATIONS AS ARE MADE BY SELLER IN THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, BUYER SPECIFICALLY DISCLAIMS THE EXISTENCE OF OR RELIANCE UPON ANY ORAL OR WRITTEN REPRESENTATIONS CONCERNING THE VESSEL BY WHOMSOEVER MADE.

b)	The provisions of subsection (a) above shall be incorporated by Seller into and made a part of the bill of sale to be delivered to Buyer at closing but, in all events and under every circumstance, the foregoing disclaimer of warranties and release of claims shall be fully binding on Buyer and its successors and assigns and shall survive this Agreement and passage of title to Buyer, its successors and assigns.
     8. Representations of Seller
     Seller represents and warrants that:
(a)	Seller is fully authorized to enter into this Agreement and this Agreement constitutes the legal, valid and binding obligation of Seller; and

(b)	At or prior to closing, Seller shall present to Buyer, a copy of the certified resolutions of the members of Seller authorizing this transaction on the terms set forth in this Agreement and authorizing the person signing this Agreement on behalf of Seller to execute this Agreement.
     9. Representations of Buyer
     Buyer represents and warrants that:
(a)	Buyer is fully authorized to enter into this Agreement and this Agreement constitutes the legal, valid and binding obligation of Buyer;

(b)	At or prior to closing, Buyer shall present to Seller, a copy of the certified resolutions of the Board of Directors of Buyer authorizing this transaction on the terms set forth in this Agreement and authorizing the person signing this Agreement on behalf of Buyer to execute this Agreement.

(c)	Buyer shall immediately upon closing re-document the Vessel in Buyer’s name and in accordance with the laws of the Republic of Vanuatu or such other country of registry selected by Buyer.
     10. Confidentiality
     Seller and Buyer agree that until consummation of the sale on the Closing Date, this Agreement shall be confidential and Buyer shall not disclose any of the financial terms of this Agreement or the identification of the Vessel to any person or entity other than such persons or entities which need to know of the Agreement in order to consummate the sale (by way of example, but not by limitation, parties hired by Buyer such as marine surveyors, attorneys, and accountants). If Buyer violates this provision, Seller may elect to terminate this Agreement and retain the Deposit. In the event applicable regulatory requirements require the disclosure of this transaction by Buyer or its parent company, Seller will waive this confidentiality provision or the parties will alter the proposed transaction to avoid the necessity of disclosure at this time.
     11. Choice of Law
     The parties agree that this Agreement shall be governed, to the extent applicable, by federal maritime law, and to the extent not in conflict with federal maritime law, the substantive laws of the State of Connecticut, except its conflict of laws rules.
     12. Amendments
No amendments to this Agreement shall be valid unless in writing and signed by both parties hereto.
     13. Survivability
The waivers, indemnities, representations and warranties set forth in this Agreement shall survive the closing.
     14. Notices
Any notices or other exchanges of information shall be directed to the following addresses. Any notices or other exchange of information shall be directed to the following address via certified or registered mail, return receipt requested, or to such other addresses as the parties may notify each other from time to time:

BUYER:
Horizon Offshore, Inc.
2500 City West Boulevard, Suite 2200
Houston, Texas 77042-3097
Attn: Mr. David Sharp
Telephone: (713) 361-2630
Telefax: (713) 261-2677
E-mail: dsharp@horizonoffshore.com
SELLER:
Louisiana Pipelaying I, L.L.C.
c/o General Electric Capital Corporation
401 Merritt 7, 2nd Floor
Norwalk, Connecticut 06851
Attn: Mr. Andrew Bella
Telephone: (203) 229-1829
Telefax: (203) 229-1992
E-mail: andrew.bella@ge.com
WITH COPY TO:
King, Leblanc and Bland, P.L.L.C.
c/o Henry King
201 St. Charles Ave., 45th Floor
New Orleans, Louisiana 70170
Telephone: (504) 582-3813
Telefax: (504) 582-1233
E-mail: hking@klb-law.com
     15. Commissions
Buyer and Seller represent and warrant that there is no brokerage commission due on the sale of the Vessel to any brokers and shall defend, indemnify and hold one another harmless from any claim for a commission based on the alleged or actual agreement of the other party.

     16. Multiple Counterparts
This Agreement may be executed in multiple originals and multiple counterparts on different dates and in different places, but which when taken together shall constitute one binding and effective agreement.
     THUS DONE AND SIGNED on the dates set forth below in multiple counterpart originals, but effective as of the Effective Date set forth above.

WITNESSES:	BUYER:

HORIZON OFFSHORE, INC.

Print Name:	By:

Name:

Its:

Print Name:	Date:

WITNESSES:	SELLER:

LOUISIANA PIPELAYING I, L.L.C.

Print Name:	By:

Name:

Its:

Print Name:	Date:

Exhibits have been intentionally omitted, and will be made available to the Securities and Exchange Commission upon request.